Exhibit 23.4

October 8, 2019

Molecular Data Inc. (the “Company”)

5/F, Building No. 12, 1001 North Qinzhou Road

Xuhui District, Shanghai

People’s Republic of China

+(86) 21 5436 5166

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on January 31, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Dawei Ma
Name: Dawei Ma